Exhibit 23

GRANT THORNTON LLP

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended August 2, 2003, of our report dated October 16, 2003, appearing in the Registration Statements on Form S-8 (No. 333-70511 and No. 333-70513) of McRae Industries, Inc. and Subsidiaries filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

/s/Grant Thornton LLP

Grant Thornton LLP
Charlotte, North Carolina
October 16, 2003

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